CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form S-3 of our report dated July 2, 1999, except for Note 7, for which the date is August 11, 1999, relating to the consolidated financial statements of IFS International, Inc. and subsidiaries, which is incorporated by reference therein, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                                         URBACH KAHN & WERLIN PC




Albany, New York
August 31, 1999